UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2021

B. Riley Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37503	27-0223495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Boulevard, Suite 800 Los Angeles, California 90025
(310) 966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants Principal Executive Offices)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 7.375% Series B Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYL	Nasdaq Global Market
7.25% Senior Notes due 2027	RILYG	Nasdaq Global Market
7.375% Senior Notes due 2023	RILYH	Nasdaq Global Market
6.875% Senior Notes due 2023	RILYI	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 23, 2021 (the Closing Date), B. Riley Financial, Inc., a Delaware corporation (the Company), and the Companys wholly owned subsidiaries, BR Financial Holdings, LLC, a Delaware limited liability company (the Primary Guarantor), and BR Advisory & Investments, LLC, a Delaware limited liability company (the Borrower), entered into a credit agreement (the Credit Agreement) by and among the Company, Primary Guarantor, the Borrower, the lenders party thereto, Nomura Corporate Funding Americas, LLC, as administrative agent and Wells Fargo Bank, N.A., as collateral agent, providing for a four-year $200 million secured term loan credit facility (the Term Loan Facility) and a four-year $80 million secured revolving loan credit facility (the Revolving Credit Facility and, together with the Term Loan Facility, the Credit Facilities).

The Credit Facilities will mature on June 23, 2025, subject to acceleration or prepayment. On the Closing Date, the Borrower borrowed the full $200 million under the Term Loan Facility. The Revolving Credit Facility is available for borrowing from time to time prior to the final maturity of the Revolving Credit Facility.

Use of Proceeds

The proceeds of the Credit Facilities will be used for general corporate purposes of the Company and its subsidiaries.

Guarantees

All obligations under the Credit Facilities are unconditionally guaranteed jointly and severally by (i) the Primary Guarantor, (ii) the Company, and (iii) all direct and indirect wholly-owned subsidiaries of the Borrower, subject to certain excluded subsidiaries (collectively, the Guarantors).

Security

The Credit Facilities are secured on a first priority basis by: (i) a security interest in the equity interests of the Borrower and each of the Borrowers subsidiaries (subject to certain exclusions); and (ii) a security interest in substantially all of the assets of the Guarantors, excluding the Company and the Primary Guarantor.

Interest Rate and Fees

Eurodollar loans will accrue interest at the Eurodollar Rate (as defined in the Credit Agreement) plus an applicable margin of 4.50%. Base rate loans will accrue interest at the Base Rate (as defined in the Credit Agreement) plus an applicable margin of 3.50%.

In addition to paying interest on outstanding borrowings under the Revolving Credit Facility, the Borrower is required to pay a quarterly commitment fee based on the unused portion of the Revolving Credit Facility, which is determined by the average utilization of the Revolving Credit Facility for the immediately preceding fiscal quarter.

Commencing on September 30, 2022, the Term Loan Facility will amortize in equal quarterly installments of 1.25% of the aggregate principal amount of the term loans as of the Closing Date with the remaining balance due at final maturity.

Prepayments

The Borrower may voluntarily prepay borrowings under the Credit Agreement. If the prepayment occurs before the first anniversary of the Closing Date, the Borrower will be required to pay a make whole premium with respect to the term loans that are prepaid and the revolving commitments that are reduced. If the prepayment occurs after the first anniversary of the Closing Date but before the second anniversary of the Closing Date, the Borrower will be required to pay an amount equal to 102% of the term loans that are prepaid and 2% of the revolving commitments that are reduced. If the prepayment occurs after the second anniversary of the Closing Date, there will be no prepayment penalty.

Subject to certain eligibility requirements, the assets of certain subsidiaries of the Borrower that hold credit assets, private equity assets, and public equity assets are placed into a borrowing base (the Borrowing Base), which serves to limit the borrowings under the Credit Facilities. If borrowings under the Credit Facilities exceed the Borrowing Base, the Borrower is obligated to prepay the loans in an aggregate amount equal to such excess.

Representations and Warranties

The Credit Agreement contains certain representations and warranties (subject to certain agreed qualifications) that are customary for financings of this kind.

Certain Covenants

The Credit Agreement contains certain affirmative and negative covenants customary for financings of this type that, among other things, limit the Companys, the Primary Guarantors, the Borrowers and the Borrowers subsidiaries ability to incur additional indebtedness or liens, to dispose of assets, to make certain fundamental changes, to enter into restrictive agreements, to make certain investments, loans, advances, guarantees and acquisitions, to prepay certain indebtedness and to pay dividends or to make other distributions or redemptions/repurchases in respect of their respective equity interests.

In addition, the Credit Agreement contains a financial covenant that requires the Company to maintain Operating EBITDA (as defined in the Credit Agreement) of at least $115 million and the Primary Guarantor to maintain Net Asset Value (as defined in the Credit Agreement) of at least $900 million.

Events of Default

The Credit Agreement contains customary events of default, including with respect to a failure to make payments under the Credit Facilities, cross-default, certain bankruptcy and insolvency events and customary change of control events.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit agreement, dated June 23, 2021, among B. Riley Financial, Inc., BR Financial Holdings, LLC, BR Advisory & Investments, LLC, each of the lenders from time to time parties thereto, Nomura Corporate Funding Americas, LLC, and Wells Fargo Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer and Chief Operating Officer

Date: June 24, 2021